Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Registration No.333-284195) and Form S-8 (Registration Nos. 333-255635, 333-266333 and 333-271941) of our report dated November 10, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ Price Waterhouse & Co. S.R.L.
/s/ GUILLERMO MIGUEL BOSIO
Guillermo Miguel Bosio
Partner
Rosario, Argentina
November 10, 2025